UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50857 (Commission File Number)	94-3251865 (I.R.S. Employer Identification Number)
3839 Spinnaker Court, Fremont, CA 94538-6437
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 15, 2007, the Company issued a press release (the “Press Release”) announcing that Mr. Mike Burns has been appointed as the Company’s Vice President and Chief Financial Officer. A copy of the Press Release is attached hereto as Exhibit 99.1. Mr. Greg Hildebrand, the Company’s current Chief Financial Officer and Vice President of Finance announced that he shall resign from his executive officer roles, to be effective upon Mr. Burns’ commencement of employment with the Company, currently scheduled to be August 20, 2007. Mr. Hildebrand shall continue as an employee of the Company to assist with Mr. Burns’ transition into the Company.
(c) On August 13, 2007 the Company’s Board of Directors approved the appointment of Mr. Burns as Vice President and Chief Financial Officer of the Company, to be effective upon Mr. Burns’ commencement of employment with the Company, currently scheduled to be August 20, 2007.
Prior to joining the Company, Mike Burns, age 41, served in various capacities within the finance organization at Intel Corporation, a semiconductor manufacturer, from 1992 to August 2007, most recently as Finance Director and Controller of Intel Capital. Mr. Burns earned his B.A. in economics and M.S. in industrial engineering from Stanford University, and his M.B.A. from the University of California at Berkeley’s Haas School of Business.
(e) Pursuant to an offer letter dated August 5, 2007, Mr. Burns shall receive an annual base salary of $215,000 and shall be eligible to participate in the Company’s management bonus plan. Mr. Burns shall receive an option grant to purchase 100,000 shares of the Company’s common stock, vesting over a four year period. In accordance with the Company’s policies regarding new hires, the grant shall be made on September 1, 2007. Mr. Burns is also entitled to receive a sign-on bonus of $65,000, which may be subject to repayment if Mr. Burns resigns his employment or if his employment is terminated for cause prior to the first anniversary of his employment with the Company. The foregoing descriptions are subject to, and qualified in their entirety by, the offer letter, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 5.02 by reference.
Mr. Burns has no “family relationships,” as defined in Item 401(d) of Regulation S-K, with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Burns and any other person pursuant to which Mr. Burns was selected as an officer. Since the beginning of the fiscal year, there has not been any transaction and there is no currently proposed transaction, or series of similar transactions, involving Mr. Burns, or deemed to involve Mr. Burns, of the type described in Item 404(a) of SEC Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On August 15, 2007, the Company issued a press release containing forward looking statements. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including the exhibit hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are furnished with this document:

Exhibit
Number	Description of Exhibit
10.1	Offer letter between the Registrant and Mike Burns, dated August 5, 2007
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation
Date: August 15, 2007	By:	/s/ Jeff Staszak
Jeff Staszak
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Offer letter between the Registrant and Mike Burns, dated August 5, 2007
99.1	Press Release